EXHIBIT 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

BRIGHAM MINERALS, INC.,

PRINCIPLE ENERGY, LLC

AND

REGAL PETROLEUM LLC (D/B/A REGAL ROYALTY, LLC)

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 15, 2021 by and among Brigham Minerals, Inc., a Delaware corporation (“Brigham”), and the stockholders from time to time party to this Agreement.

WHEREAS, this Agreement is made in connection with the acquisition of certain assets of Principle Energy, LLC, a Louisiana limited liability company (“Principle”), and Regal Petroleum LLC (d/b/a Regal Royalty, LLC), a Louisiana limited liability company (“Regal” and, together with Principle, the “Sellers” and each a “Seller”), in exchange for cash and the issuance of shares of Brigham’s Class A common stock, par value $0.01 per share (the “Purchased Common Stock”), to the Holders pursuant to the purchase and sale agreement (the “Purchase Agreement”), dated as of November 3, 2021, by and among Rearden Minerals, LLC, a Delaware limited liability company, Brigham, Principle and Regal;

WHEREAS, Brigham has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Sellers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of each party to the Purchase Agreement that this Agreement be executed and delivered by each of the Sellers and Brigham.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
“Agreement” has the meaning specified therefor in the introductory paragraph.

“Brigham” has the meaning specified therefor in the introductory paragraph.

“Commission” means the Securities and Exchange Commission.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the Commission thereunder.

“Holder” means the holder of any Registrable Securities.

“Losses” has the meaning specified therefor in Section 2.05(a).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchased Common Stock” has the meaning specified therefor in the Recitals of this Agreement.

“Registrable Securities” means the Purchased Common Stock until no longer Registrable Securities pursuant to the provisions of Section 1.02.

“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Seller” and “Sellers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Seller Affiliate” has the meaning specified therefor in Section 2.05(b).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Brigham’s Class A common stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security has become effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement or (b) such Registrable Security can be (or has been) disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates) pursuant to Rule 144(b) (or any similar provision then in force) under the Securities Act without regard to volume or manner of sale limitations.

ARTICLE II
REGISTRATION RIGHTS

Section 2.01 Registration. Brigham shall prepare, file (if not previously filed) and use commercially reasonable efforts to cause to become effective within 30 days after the Closing Date a shelf registration statement and prospectus supplement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), under the Securities Act with respect to all of the Registrable Securities in accordance with the method or methods of disposition thereof (other than an Underwritten Offering) as may be reasonably requested by the Selling Holders in writing prior to the filing of the Registration Statement or prospectus supplement, as applicable (the “Registration Statement”). A Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by Brigham; provided that such Registration Statement shall permit the resale of the Registrable Securities in accordance with the method or methods of disposition thereof (other than an Underwritten Offering) as may be reasonably requested by the Selling Holders in writing prior to the filing of the Registration Statement. Brigham will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to remain continuously effective, including by filing any supplements or amendments thereto, under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Holders or cease to be Registrable Securities or (ii) three years from the initial effective date of such Registration Statement or prospectus supplement, if later (the “Effectiveness Period”). The Registration Statement when it becomes effective (including the documents incorporated therein by reference) shall comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.02 Sale Procedures. In connection with a Registration Statement prepared pursuant to Section 2.01, Brigham shall:

(a)    if the Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

(b)    promptly as practicable respond to any and all comments received from the Commission, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review;

(c)    prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities;

(d)    if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or “blue sky” laws of such jurisdictions as the Selling Holders may reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable any Selling Holder to consummate the disposition of the Registrable Securities in such jurisdiction; provided, however, that Brigham will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)    furnish to each Selling Holder such numbers of copies of such Registration Statement, each amendment and supplement thereto, each prospectus (including each preliminary prospectus and prospectus supplement) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f)    promptly as practicable notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto;

(g)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of (but not the nature or details concerning) any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Brigham of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Brigham agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto and shall, at the request of any Selling Holder promptly furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)    otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by Brigham are then listed;

(j)    use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Brigham to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

(k)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement, in each case not later than the effective date of the Registration Statement.

Each Selling Holder, upon receipt of notice from Brigham of the happening of any event of the kind described in Section 2.02(g) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.02(g) of this Agreement or until it is advised in writing by Brigham that the use of the prospectus may be resumed.

Section 2.03 Cooperation by Holders. Brigham shall promptly provide written notice to a Holder to the extent that, in the opinion of counsel to Brigham, information related to such Holder is reasonably required for the Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.04 Expenses. Brigham shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Brigham shall pay all Commission, securities exchange, listing, inclusion, compliance and filing fees, legal fees and expenses of its counsel, fees of its accountants and other advisors and its internal expenses in connection with its performance of this Agreement, and each Selling Holder shall pay all selling expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.05 Indemnification.
.
(a)    By Selling Holders. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Brigham, its directors, officers, agents and representatives, and each Person, if any, who controls Brigham within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, agents and representatives, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the net proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(b)    By Brigham. Brigham agrees to indemnify and reimburse, to the fullest extent permitted by law, each Selling Holder, and each of its employees, advisors, agents, representatives, partners, members, officers, and directors and each Person who controls such

Selling Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (i) against any and all Losses based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all Losses to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under clause (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to Brigham in writing by such Selling Holder or any Seller Affiliate thereof expressly for use therein.

(c)    Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)    Contribution. If the indemnification provided for in this Section 2.05 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of net proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)    Other Indemnification. The provisions of this Section 2.05 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.06 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Brigham agrees to use its commercially reasonable efforts to:

(a)    make and keep public information regarding Brigham available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof; and

(b)    file with the Commission in a timely manner all reports and other documents required of Brigham under the Securities Act and the Exchange Act at all times from and after the date hereof.

ARTICLE III
MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)    if to Holder, at c/o Principle Energy, LLC, 800 Gessner Road, Suite 1110, Houston, Texas 77024, Attn: Richard Hamilton, rhamilton@principleenergyllc.com, or such other address set forth under that Holder’s signature block or provided by such Holder from time to time; and

(b)    if to Brigham, at 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730, Attn: Kari A. Potts, kpotts@brighamminerals.com, with a copy to Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attn: Thomas G. Zentner, tzentner@velaw.com.

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the Holders and the successors and assigns of each of the parties; provided, however, that any transfer shall not be effective for purposes of this Agreement until (A) the transferor shall furnish to Brigham written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Each Holder agrees that any transferee of any Registrable Securities shall be bound by this Agreement whether or not such transferee expressly agrees to be bound.

Section 3.03 Recapitalization, Exchanges, Etc. Affecting the Stock of Brigham. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all stock of Brigham or any successor or assign of Brigham (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, reverse stock splits, stock dividends, recapitalizations and the like occurring after the date of this Agreement.

Section 3.04 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.05 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute the same Agreement.

Section 3.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.07 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 3.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.09 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

Section 3.10 Amendment. This Agreement may be amended only by means of a written amendment signed by Brigham and the Holders of a majority of the then-outstanding Registrable Securities.

Section 3.11 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BRIGHAM MINERALS, INC.

By:	/s/ Robert M. Roosa
Name:	Robert M. Roosa
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PRINCIPLE ENERGY, LLC

By:	/s/ Richard J. Hamilton, III
Name:	Richard J. Hamilton, III
Title:	President

REGAL PETROLEUM, LLC

By:	/s/ Richard J. Hamilton, III
Name:	Richard J. Hamilton, III
Title:	President

[Signature Page to Registration Rights Agreement]